Exhibit 99.1

NV5 REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

- Gross Revenues Increased 22% to $19.0 Million from $15.6 million -

- Net Income Increased 27% to $707,000 from $556,000 -

- Reiterates Full-Year 2014 Revenue Guidance of $94 Million to $104 Million –

- Introduces Full-Year 2014 Diluted EPS Guidance Range of $0.80 to $0.90 -

Hollywood, FL – May 14, 2014 – NV5 Holdings, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

●	Gross revenues increased 22% to $19.0 million, compared with $15.6 million in the first quarter of 2013.
●	Gross profit increased 12% to $9.4 million, compared with $8.3 million in the first quarter of 2013.
●	Net income increased 27% to $707,000 from $556,000 in the first quarter of 2013.
●	Backlog of $74.3 million as of March 31, 2014 increased 23% from $60.2 million as of December 31, 2013.

“We reported another strong quarter with double-digit increases in both revenue and net income,” said Dickerson Wright, Chairman and CEO of NV5. “We also expanded our service offerings with the acquisitions of Air Quality Consulting, a specialist in occupational health safety & environmental consulting, and AK Environmental, an inspection, construction management and environmental consulting firm servicing the oil & gas industry. Our disciplined M&A strategy is working, and we will continue to be opportunistic in evaluating acquisitions that further expand our business. We also continue to focus on process improvement and scalable efficiencies throughout the Company.”

First Quarter 2014 Financial Summary

Gross Revenues

Gross revenues for the first quarter 2014 increased 22% to $19.0 million, compared with $15.6 million reported for the first quarter 2013. The increase in gross revenues was due primarily to organic growth from our existing platform as well as the contribution from the Company’s acquisitions in 2013 and during the first quarter of 2014.

Gross Profit

Gross profit for the first quarter 2014 was $9.4 million, compared with $8.3 million for the same period in 2013.

Net Income

Net income for the first quarter 2014 was $707,000, or $0.13 per diluted share, compared with $556,000, or $0.23 per diluted share, for the first quarter 2013. The calculation of earnings per share (diluted) for first quarter 2014 reflects shares outstanding of 5,683,151 as of March 31, 2014, compared to shares outstanding of 2,600,000 as of March 31, 2013. The operating results and earnings per share for the first quarter 2014 include an effective income tax rate of 36.6%, compared with an effective income tax rate of 24.5% for the first quarter 2013.

Balance Sheet

NV5 had cash and cash equivalents of $9.7 million as of March 31, 2014, compared with $13.9 million as of December 31, 2013. Total debt was $9.4 million at March 31, 2014, compared with $6.8 million as of December 31, 2013.

Backlog

At March 31, 2014, the Company reported backlog of approximately $74.3 million compared with approximately $60.2 million at December 31, 2013.

2014 Outlook

The Company is today reiterating its 2014 guidance for gross revenues. The Company’s guidance for full-year 2014 gross revenues, including the acquisitions closed during the first quarter of 2014, ranges between $94 million and $104 million, representing an increase of approximately 38% to 52% from full-year 2013 gross revenues of $68.2 million. The Company expects that full-year 2014 diluted earnings per share will range between $0.80 per share to $0.90 per share.

Conference Call

NV5 will host a conference call to discuss its first quarter 2014 financial results at 5:00 p.m. (Eastern time) on May 14, 2014.

Date:	Wednesday, May 14, 2014
Time:	5:00 p.m. Eastern time
Toll-free dial-in number:	+1 877-941-2068
International dial-in number:	+1 480-629-9712
Conference ID:	4680939
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available after 7:30 p.m. Eastern time and through May 21, 2014. To access the replay via telephone, please dial:

Toll-free replay number:	+1 877-870-5176
International replay number:	+1 858-384-5517
Replay PIN number:	4680939

The conference call will also be webcast live and available for replay via the investor section of the NV5 website – www.NV5.com.

About NV5

NV5 Holdings, Inc. is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. The Company operates 25 offices in California, Colorado, Utah, Florida, Pennsylvania and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company's website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the Company’s outlook, projected revenues or financial items, growth position and M&A strategies, ability to evaluate acquisitions that expand the Company's business and implement process improvements and scalable efficiencies throughout the Company, guidance relating to financial projections for fiscal year 2014, including gross revenues and earnings per share. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; (e) our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into the Company’s business; (f) backlog cancellations and adjustments; and (g) the "Risk Factors" set forth in the Company's most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contacts:

NV5 Holdings, Inc.

Richard Tong

Tel: +1-954-495-2114

- OR -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont

Tel: +1-212-481-2050

Email: nv5@tpg-ir.com

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2014	December 31, 2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$9,694	$13,868
Accounts receivable, net of allowance for doubtful accounts of $1,470 and $1,320 as of March 31, 2014 and December 31, 2013, respectively	20,781	16,722
Prepaid expenses and other current assets	867	509
Deferred income tax assets	1,004	1,004
Total current assets	32,346	32,103
Property and equipment, net	1,462	1,310
Intangible assets, net	5,432	2,993
Goodwill	10,214	7,106
Cash surrender value of officers’ life insurance	522	521
Other assets	170	118
Deferred income tax assets	724	724
Total Assets	$50,870	$44,875

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,148	$3,780
Accrued liabilities	5,794	4,189
Income taxes payable	673	765
Billings in excess of costs and estimated earnings on uncompleted contracts	422	401
Client deposits	84	111
Current portion of contingent consideration	381	333
Current portion of stock repurchase obligation	665	687
Current portion of notes payable	3,325	1,725
Total current liabilities	15,492	11,991
Contingent consideration, less current portion	316	638
Stock repurchase obligation, less current portion	799	935
Notes payable, less current portion	3,931	2,502
Total liabilities	20,538	16,066

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 5,683,151 and 5,504,236 shares issued and outstanding as of March 31, 2014 and December 31, 2013	57	55
Additional paid-in capital	24,531	23,717
Retained earnings	5,744	5,037
Total stockholders’ equity	30,332	28,809
Total liabilities and stockholders’ equity	$50,870	$44,875

NV5 HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended
	March 31, 2014	March 31, 2013
Gross revenues	$18,992	$15,580

Direct costs (excluding depreciation and amortization):
Salaries and wages	5,660	4,468
Sub-consultant services	3,087	2,383
Other direct costs	891	388
Total direct costs	9,638	7,239

Gross Profit	9,354	8,341

Operating Expenses:
Salaries and wages, payroll taxes and benefits	5,086	4,915
General and administrative	1,940	1,392
Facilities and facilities related	773	854
Depreciation and amortization	388	351
Total operating expenses	8,187	7,512

Income from operations	1,167	829

Other expense:
Interest expense	(52)	(93)
Total other expense	(52)	(93)

Income before income tax expense	1,115	736
Income tax expense	(408)	(180)
Comprehensive income	$707	$556

Earnings per Share:
Basic	$0.14	$0.25
Diluted	$0.13	$0.23

Weighted average shares outstanding:
Basic	5,025,529	2,185,804
Diluted	5,392,612	2,422,023